                                                                   EXHIBIT 10.12

                            PROPRIETOR APPROVAL FORM

Date:       11/21/03

Proprietor: Highpoint Productions, Inc. on behalf of Next Action Star
            Productions, Inc.

From:       Joy Tashjian Marketing Group, LLC.

PROPOSED AGREEMENT TERMS: For your review, please find below the terms of the following proposed license agreement.

Licensee:  (including         NAS Interactive, LP
address)                      7377 E. Doubletree Ranch Rd.
                              Suite 290, Scottsdale, AZ 85258
                              480-657-0600, Fax Number 480-368-1319
                              E-mail:    larrym@playint.com

Property:                     The Next Action Star TV show.

Licensed Products:            Right to use The Next Action Star name, logo,
                              content-ideas and copyrights in Video Games -
                              Console, PC and Nintendo handheld games, wireless, handheld, and mobile telephone systems, gaming
                              Guide Books and web for instructional and strategy usage with games.

Exclusivity:                  Global Exclusive for all licensed products except
                              mobile phones.

Advance:                      $100,000

Royalty: 8% of GROSS RECEIPTS ON GAMES LESS ALL THIRD-PARTY GAME PLATFORM ROYALTIES. 8% OF GROSS RECEIPTS ON STRATEGY GUIDES, BOOKS.

Guarantee:                    Minimum Guaranteed Royalty $250,000.00 with
                              $100,000 in advance, $75,000 due on or before 8/1/2006, and $75,000 due on or before 8/1/2008.

Term:                         Five (5) years

Renewal: Automatic first right of negotiation if Licensor earns more than the Minimum Guarantee unless a notice of termination is provided 90 days before the end of the current term by either party. If Playentertainment, LLP (the General Partner of NAS Interactive, LP) is unable to perform any of its material obligations under the Agreement, or is insolvent, or has filed a petition under any bankruptcy law, that the agreement is terminated, and all rights under the Agreement would immediately revert back to Highpoint Productions, Inc. on behalf of Next Action Star Productions, Inc. and that such termination due to circumstances of both NAS Interactive, LP and Playentertainment, LLP's failure to pay shall not alleviate either NAS, LLP or Playentertainment, LLP's financial responsibility to Highpoint Productions, Inc.

Territory:                    Global

Distribution Channels:        Web, Direct Sales, Game Stores and other Mass
                              Market Retailers including Best Buy, Target,
                              CompUSA, Wal-Mart and others.

Additional/Special            Minimum guarantee reduced to $100,000 if show is
Provisions:                   not renewed for a second season, $50,000 of the
                              $100,000 Advance returned in full if show is cancelled on or before completion of the show's full ten week run. Marketing for the game to be done in print, web, contests, and possibly radio and TV. This revised agreement supersedes all previous agreements.

                              Playentertainment, LLP, hereby agrees, subject to all of the terms and conditions of this agreement, to guarantee all of the obligations of Licensee to NAS under this agreement. NAS may enforce this Guarantee independently of any other remedy NAS may have in connection with Licensee's obligations and it shall not be necessary for NAS to proceed upon or against and/or exhaust any remedy against Licensee or any other person or entity before proceeding to enforce this Guarantee

Please sign where indicated below if you approve of the above agreement terms. If you have any questions or comments please contact us at the number above or by e-mail.

Sincerely,

Joy Tashjian

APPROVED                                   APPROVED
Highpoint Productions, Inc. on behalf of   Joy Tashjian Marketing Group,
Next Action Star Productions, Inc.         LLC. Inc.

By: /s/ Gary R. Benz                       By: /s/ Joy Tashjian
    ------------------------------------       --------------------------------
    Name: Gary R. Benz                         Name: Joy TashJian
    Date: February 3, 2004                     Date: February 7, 2004

APPROVED
NAS Interactive, LP

By: /s/ Lawrence E. Meyers
    ------------------------------------
    Name: Lawrence E. Meyers
    Date: November 21, 2003